EXHIBIT 99.1

Jameson Inns, Inc.                         PRESS RELEASE
8 Perimeter Center East, Suite 8050         Atlanta, Georgia 30346
(770) 901-9020         FAX (770) 901-9550

FOR IMMEDIATE RELEASE

August 8, 2002
Contact:    Craig R. Kitchin
President and Chief Financial Officer
(770) 901-9020
ckitchin@jamesoninns.com

Jameson Inns, Inc. Reports 1.2% Increase in REVPAR for July 2002

ATLANTA—Jameson Inns, Inc. (NASDAQ:JAMS), a hotel real estate investment trust (REIT), and owner of Jameson Inn and Signature Inn hotels, today announced that revenue per available room (“REVPAR”) was $34.53 in July, a $.41 or 1.2% increase from July 2001. Average daily rate increased 3.6% for the month while occupancy declined 1.3 points.

	Occupancy		Average Daily Rate		REVPAR
	2002	2001	2002	2001	2002	2001
Jameson Inns	60.5%	59.0%	$58.56	$56.78	$35.41	$33.48

Signature Inns	52.0%	58.5%	$63.40	$60.29	$32.94	$35.25

Combined Brands	57.5%	58.8%	$60.12	$58.04	$34.53	$34.12

Smith Travel Research reported that preliminary July figures show REVPAR declining 2% to 4% for the entire U.S. lodging industry. Commenting on the July numbers, CEO Thomas W. Kitchin stated, “We continue to be encouraged with the comparative REVPAR trends of our brands in July, and we expect continued favorable comparisons during the rest of 2002.”

Jameson Inns, Inc. is a REIT that develops and owns the Jameson Inn and Signature Inn limited service hotel properties. For more information, visit the Company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.